UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2009
Genesis Fluid Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-148346	98-0531496

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6660 Delmonico Drive Suite 242-D Colorado Springs, CO	80919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (719) 359-5215
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Genesis Fluid Solutions Holdings, Inc. (the “Company”) hired Martin Hedley as its Chief Executive Officer, effective as of December 14, 2009. Pursuant to a Consulting Agreement entered into with Sharp Resources, Inc., a firm for which Mr. Hedley serves as vice president (the “Consulting Agreement”), Mr. Hedley agreed to serve as Chief Executive Officer of the Company for an initial period of two months, which period can be extended by the Company pending execution of a longer term employment agreement. The Company will pay Mr. Hedley $875 per day, as consideration for his services, plus reasonable out-of-pocket expenses incurred by him.
Pursuant to the terms of the Consulting Agreement, Mr. Hedley may not compete with the business of the Company for a period of five years, may not solicit employees of the Company for a period of three years or interfere with relationships with clients or other third parties for a period of three years. In addition, Mr. Hedley will indemnify the Company for liabilities incurred by the Company caused by his gross negligence, willful misconduct or fraud.
Mr. Hedley, 53 years old, has been funding and managing early growth stage companies in the aerospace, engineering and technology industries since 2002. Prior to that, he held senior management roles with several companies including divisions of: Citibank, where he served as Vice-President from 1997 to 2002; Chase Bank, where he served as Vice President from 1995 to 1997; and American Airlines, where he served in multiple roles from 1981 to 1995. Mr. Hedley has a bachelor’s degree from the University of Newcastle, UK and holds an Advanced Management qualification in Finance from Harvard University. He also serves on the Board of Directors of Sharp Resources, Inc.
There is no family relationship between Mr. Hedley and any other executive officer or director of the Company. In addition, other than the Consulting Agreement, Mr. Hedley has not had a direct or indirect material interest in any transaction in which the Company was a participant.
Item 8.01. Other Events.
On December 17, 2009, the Company issued a press release announcing the hiring of Martin Hedley as its chief executive officer. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement between Genesis Fluid Solutions Holdings, Inc. and Sharp Resources, Inc.

99.1	Press Release dated December 17, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 21, 2009

GENESIS FLUID SOLUTIONS HOLDINGS, INC.
By:	/s/ Carol Shobrook
	Name:	Carol Shobrook
	Title:	Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement between Genesis Fluid Solutions Holdings, Inc. and Sharp Resources, Inc.

99.1	Press Release dated December 17, 2009